EXHIBIT 23.1







             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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We consent to the  incorporation by reference in the Registration  Statements of
Herley Industries, Inc. on Form S-8 [File numbers 333-145503, 333-121554, 333-71476, 333-95327, 333-46777 and 333-17369] of our report dated October 10,
2007, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of Herley Industries, Inc. and subsidiaries as of July 29, 2007 and July 30, 2006 and for the fifty-two (52) weeks ended July 29, 2007, July 30, 2006 and July 31, 2005 and our report dated October 10, 2007 with respect to our audit of the effectiveness of internal control over financial reporting of Herley Industries, Inc. as of July 29, 2007, which reports are included in this Annual Report on Form 10-K of Herley Industries, Inc. for the fifty-two (52) weeks ended July 29, 2007.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
October 11, 2007